Exhibit 99.1

L Catterton Asia Acquisition Corp 8 Marina View, Asia Square Tower 1 #41-03, Singapore 018960 EXTRAORDINARY GENERAL MEETING OF L CATTERTON ASIA ACQUISITION CORP YOUR VOTE IS IMPORTANT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON [•]. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [•], in connection with the extraordinary general meeting (the “Shareholder Meeting”) of L Catterton Asia Acquisition Corp (“LCAA”) to be held at [•] Time on [•], at the offices of [•], located at [•], and via a virtual meeting, and hereby appoints Chinta Bhagat, Scott Chen and Howard Steyn, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of LCAA registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4. (Continued and to be marked, dated and signed on reverse side) P R O X Y C A R D

Please mark vote as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 4. 1. Proposal No. 1 — The NTA Proposal — to consider and vote upon, as a special resolution, a proposal (the “NTA Proposal”) to approve and adopt the amendment to the second amended and restated memorandum and articles of association of LCAA (the “LCAA Articles”), which amendment (the “NTA Amendment”) shall become effective immediately prior to the consummation of the proposed Business Combination (as defined below), to remove from the LCAA Articles the prohibition on redemptions of the Class A ordinary shares of LCAA, par value $0.0001 per share (the "LCAA Public Shares") in an amount that would cause LCAA’s net tangible assets (“NTA”) to be less than $5,000,001 in connection with any vote held to approve a proposed business combination. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by LCAA shareholders; 2. Proposal No. 2 — The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, a proposal (the “Business Combination Proposal”) to approve and authorize the Agreement and Plan of Merger, dated as of January 31, 2023 (as amended and restated by the First Amended and Restated Agreement and Plan of Merger, dated as of [•], 2023, the "Merger Agreement"), by and among LCAA, Lotus Technology Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“LTC”), Lotus Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of LTC (“Merger Sub 1”), and Lotus EV Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of LTC (“Merger Sub 2”), and the transactions contemplated therein, including the business combination whereby Merger Sub 1 will merge with and into LCAA (the “First Merger”), with LCAA surviving the First Merger as a wholly-owned subsidiary of LTC (such company, as the surviving entity of the First Merger, “Surviving Entity 1”), and immediately following the consummation of the First Merger, Surviving Entity 1 will merge with and into Merger Sub 2 (the “Second Merger,” and together with the First Merger, collectively, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a wholly-owned subsidiary of LTC (the transactions contemplated by the Merger Agreement, including the Mergers, collectively, the “Business Combination”); 3. Proposal No. 3 — The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and authorize the First Merger and the plan of merger for the First Merger; and 4. Proposal No. 4 — The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote or if holders of LCAA Public Shares, have elected to redeem an amount of LCAA Public Shares such that the minimum available cash condition or the net tangible assets condition contained in the Merger Agreement would not be satisfied. , 2023 Signature (Signature if held Jointly) Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN